FOR IMMEDIATE RELEASE	EXHIBIT 99.1

IES Holdings Reports Fiscal 2022 First Quarter Results

HOUSTON — February 2, 2022 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended December 31, 2021.
First Quarter 2022 Highlights
•Revenue of $481 million for the first quarter of fiscal 2022, an increase of 53% compared with $315 million for the same quarter of fiscal 2021
•Operating income of $20.3 million for the first quarter of fiscal 2022, an increase of 27% compared with $15.9 million for the same quarter of fiscal 2021
•Net income attributable to IES increased 20% to $14.5 million, or $0.69 per diluted share, for the first quarter of fiscal 2022, compared with $12.1 million, or $0.58 per diluted share, for the same quarter of fiscal 2021
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 19% to $17.6 million, or $0.83 per diluted share, for the first quarter of fiscal 2022, compared with $14.8 million, or $0.71 per diluted share, for the same quarter of fiscal 2021
•Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $721 million as of December 31, 2021
•Backlog (a non-GAAP financial measure, as defined below) of approximately $948 million as of December 31, 2021

Overview of Results

“As we enter a new fiscal year, demand for our services continues to be strong,” said Jeffrey Gendell, Chairman and Chief Executive Officer. “During the first fiscal quarter, we were able to grow our business and increase profitability compared with the prior year despite heightened challenges from the COVID-19 pandemic impacting labor availability and the supply chain. While the pandemic continues to add uncertainty to our operations, we remain committed to keeping our employees safe and healthy and meeting our customers’ requirements.

“Consolidated revenue for the first quarter of fiscal 2022 increased 53% over the prior year, led by significant growth in our Communications and Residential businesses, including the contribution of businesses acquired in fiscal 2021. Operating income for the first quarter of fiscal 2022 increased 27% over the prior year, despite the impact of ongoing pandemic-related headwinds on our business.”

Our Communications segment’s revenue was $127.4 million in the first quarter of fiscal 2022, an increase of 30% compared with the first quarter of fiscal 2021, driven primarily by increased demand from data center customers, while operating income was $9.1 million, comparable with the first quarter of fiscal 2021. Operating margins for the quarter were negatively impacted by continuing investment in estimating and project management personnel to grow our business as well as a shift in mix to a higher proportion of cost-plus contracts, which have a lower margin than our fixed-price contracts. Project inefficiencies also negatively impacted margins in the quarter.

Our Residential segment’s revenue was $241.8 million in the first quarter of fiscal 2022, an increase of 102% compared with the first quarter of fiscal 2021, reflecting the contribution of the three businesses acquired in fiscal 2021, the impact of price increases in connection with higher materials costs, and strong demand in the housing market. The Residential segment’s operating income was $11.6 million for the first quarter of fiscal 2022, an increase of 87% compared to the first quarter of fiscal 2021.

Our Infrastructure Solutions segment’s revenue was $42.1 million in the first quarter of fiscal 2022, an increase of 22% compared with the first quarter of fiscal 2021, reflecting strong demand in our generator enclosure business as well as the contribution of the Wedlake business acquired in the first quarter of fiscal 2021. However, the segment’s operating income decreased 69% to $1.7 million compared to the first quarter of fiscal 2021. The decrease in operating income was primarily driven by the impact of supply chain disruptions on our generator enclosure business, COVID-related labor inefficiencies, and operating inefficiencies during the relocation of the Wedlake business to a newly acquired operating facility to expand capacity.

Our Commercial & Industrial segment’s revenue was $69.2 million for the first quarter of fiscal 2022, an increase of 11% compared with the first quarter of fiscal 2021, as we benefited from the start-up of projects that were delayed in fiscal 2021. The segment reported operating income of $1.6 million for the first quarter of fiscal 2022, compared with a loss of $0.7 million for the first quarter of fiscal 2021. Although the business has benefited from higher volumes, improved project execution and adjustments to its cost structure, we continue to focus on managing impacts from the ongoing COVID-19 pandemic, including supply chain disruptions and labor constraints, which we expect will continue to affect us over the next fiscal quarter.

Tracy McLauchlin, Chief Financial Officer, added, “We used $24.5 million of operating cash flow during the first quarter of fiscal 2022 as we made strategic investments in working capital to support the growth of our business amid supply chain challenges and remitted $7 million of payroll taxes deferred under the CARES Act. Additionally, we invested $10 million during the quarter to acquire Wedlake’s new operating facility, which enhances our ability to grow our generator enclosure business. We ended the quarter with a debt balance, net of cash on hand, of $60 million.”

Stock Buyback Plan
In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended December 31, 2021, the Company repurchased 56,415 shares at an average price of $46.71 per share. The Company had 813,205 shares remaining under its stock repurchase authorization at December 31, 2021.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted diluted earnings per share attributable to common stockholders, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted net income attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to common stockholders, adjusted earnings per share attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2021, to be filed with the Securities and Exchange Commission (“SEC”) by February 2, 2022, and any amendments thereto.

About IES Holdings, Inc.
IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 6,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Stephen Poe
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future pandemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, delays in awarding new projects, construction delays, reduced demand for our services, delays in our ability to collect from our customers, the impact of third party vaccine mandates on employee recruiting and retention, or illness of management or other employees; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; the possibility of inaccurate estimates used when entering into fixed-price contracts and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2021 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
Revenues	$480.5	$314.8
Cost of services	400.8	256.2
Gross profit	79.7	58.7
Selling, general and administrative expenses	59.4	42.8
Contingent consideration	0.1	—
Operating income	20.3	15.9
Interest expense	0.4	0.2
Other (income) expense, net	0.8	(0.1)
Income from operations before income taxes	19.1	15.8
Provision for income taxes	4.0	3.6
Net income	15.1	12.2
Net income attributable to noncontrolling interest	(0.6)	(0.1)
Net income attributable to IES Holdings, Inc.	$14.5	$12.1

Earnings per share attributable to common stockholders:
Basic	$0.70	$0.58
Diluted	$0.69	$0.58

Shares used in the computation of earnings per share:
Basic (in thousands)	20,703	20,735
Diluted (in thousands)	20,959	21,061

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO COMMON STOCKHOLDERS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
Net income attributable to IES Holdings, Inc.	$14.5	$12.1
Provision for income taxes	4.0	3.6
Adjusted net income before taxes	18.5	15.7
Current tax expense (1)	(0.9)	(0.9)
Adjusted net income attributable to IES Holdings, Inc.	17.6	14.8

Adjustments for computation of earnings per share:
(Increase) decrease in noncontrolling interest	(0.1)	0.1
Net income attributable to restricted stockholders	—	—
Adjusted net income attributable to common stockholders	$17.5	$14.9

Adjusted earnings per share attributable to common stockholders:
Basic	$0.85	$0.72
Diluted	$0.83	$0.71

Shares used in the computation of earnings per share:
Basic (in thousands)	20,703	20,735
Diluted (in thousands)	20,959	21,061

(1) Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of net operating loss forwards

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	December 31,	September 30,
	2021	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7.8	$23.1
Accounts receivable:
Trade, net of allowance	294.8	286.7
Retainage	45.7	41.3
Inventories	73.8	68.6
Costs and estimated earnings in excess of billings	52.5	43.4
Prepaid expenses and other current assets	21.8	21.1
Total current assets	496.5	484.2
Property and equipment, net	45.3	35.5
Goodwill	92.4	92.4
Intangible assets, net	82.1	85.6
Deferred tax assets	16.8	19.0
Operating right of use assets	42.5	42.9
Other non-current assets	9.6	7.0
Total assets	$785.2	$766.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$232.5	$249.1
Billings in excess of costs and estimated earnings	66.2	62.5
Total current liabilities	298.8	311.6
Long-term debt	67.8	39.7
Operating long-term lease liabilities	27.5	28.6
Other non-current liabilities	10.6	16.1
Total liabilities	404.7	396.1
Noncontrolling interest	24.1	24.6
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(30.5)	(29.3)
Additional paid-in capital	199.2	201.9
Retained earnings	187.5	173.1
Total stockholders’ equity	356.5	346.0
Total liabilities and stockholders’ equity	$785.2	$766.6

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15.1	$12.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	0.1	(0.2)
Depreciation and amortization	6.2	4.0
Non-cash compensation expense	0.9	0.8
Deferred income taxes	2.2	2.8
Changes in operating assets and liabilities:
Accounts receivable	(8.2)	6.0
Inventories	(5.2)	(4.3)
Costs and estimated earnings in excess of billings	(9.1)	6.1
Prepaid expenses and other current assets	(5.4)	(2.5)
Other non-current assets	(1.6)	(0.3)
Accounts payable and accrued expenses	(23.2)	(14.8)
Billings in excess of costs and estimated earnings	3.8	9.0
Other non-current liabilities	(0.1)	1.3
Net cash provided by (used in) operating activities	(24.5)	20.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12.3)	(1.2)
Proceeds from sale of assets	0.1	—
Cash paid in conjunction with equity investments	(0.5)	—
Cash paid in conjunction with business combinations	—	(54.8)
Net cash used in investing activities	(12.8)	(55.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	444.2	25.1
Repayments of debt	(415.9)	(10.1)
Cash paid for finance leases	(0.3)	(0.1)
Distribution to noncontrolling interest	(1.2)	—
Purchase of treasury stock	(4.8)	(0.7)
Net cash provided by financing activities	21.9	14.2
NET DECREASE IN CASH AND CASH EQUIVALENTS	(15.3)	(21.5)
CASH and CASH EQUIVALENTS, beginning of period	23.1	53.6
CASH and CASH EQUIVALENTS, end of period	$7.8	$32.1

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
Revenues
Communications	$127.4	$98.4
Residential	241.8	119.5
Infrastructure Solutions	42.1	34.4
Commercial & Industrial	69.2	62.6
Total revenue	$480.5	$314.8

Operating income (loss)
Communications	$9.1	$9.2
Residential	11.6	6.2
Infrastructure Solutions	1.7	5.3
Commercial & Industrial	1.6	(0.7)
Corporate	(3.7)	(4.1)
Total operating income	$20.3	$15.9

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
Net income attributable to IES Holdings, Inc.	$14.5	$12.1
Provision for income taxes	4.0	3.6
Interest & other expense, net	1.2	0.1
Depreciation and amortization	6.2	4.0
EBITDA	$25.9	$19.8
Non-cash equity compensation expense	0.9	0.8
Adjusted EBITDA	$26.8	$20.7

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	December 31,	September 30,	December 31,
	2021	2021	2020
Remaining performance obligations	$721	$713	$525
Agreements without an enforceable obligation (1)	227	187	$107
Backlog	$948	$900	$632

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.